LAW OFFICES
                              MILES & STOCKBRIDGE
                                10 LIGHT STREET
                           BALTIMORE, MARYLAND 21202

                             TELEPHONE 410-727-6464
                                FAX 410-385-3700

                               December 18, 1992

Mutual Series Fund Inc.
51 John F. Kennedy Parkway
Short Hills, New Jersey 07078

Ladies and Gentlemaen:

     As a special Maryland counsel to Mutual Series Fund Inc., a Maryland corporation (the "corporation"), in connection with the registration under the Securities Act of 1933, as amended, of 100,000,000 shares of Mutual Discovery Fund Stock of the Corporation (the "Shares"), we have examined the Articles of Incorporation of the Corporation certified by the Maryland State Department of Assessments and Taxation (the "SDAT") as having been filed with the SDAT on November 12, 1987, the Articles of Amendment of the Company filed with the SDAT on December 29, 1987, the Articles of Amendmaent of the company filed with the SDAT on July 22, 1991, and the Articles Supplementary of the Company filed with the SDAT on September 30, 1992. We have additionally examined the Certificate of Corporate Secretary dated December 10, 1992, including all exhibits attached thereto (the "Certificate"). In rendering our opinion, we are relying on the Certificate and have made no independent investigation or inquiries as to the matters set forth therein.

     Based on our examination, we advise you that in our opinion the Shares to be issued by the Corporation have been duly and validly authorized and, when issued upon the terms set forth in the Registration Statement on Form N-1A of the Corporation filed with the Securities and Exchange Commission (the "Commission"), will be legally issued, full paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of the Shares" in the Prospectus. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulation of the Commission thereunder.



                                                  Very truly yours,


                                                  /s/Miles & Stockbridge
                                                  Miles and Stockbridge